UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
September 22, 2005

New Jersey State of Incorporation	Commission File Number 1-3822	21-0419870 I.R.S. Employer Identification No.
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement
On September 22, 2005, the Compensation and Organization Committee (the “Committee”) of the Board of Directors of Campbell Soup Company (the “Company”) approved the actions described below relating to the compensation of executive officers, and the Governance Committee determined the compensation that will be paid to the Company’s directors in calendar year 2006.
FY’06-’08 Long-Term Incentive Program. The Committee approved grants of restricted stock under the FY’06-FY’08 Long-Term Incentive (“LTI”) program. On July 11, 2005, the Company filed a Form 8-K announcing that the Committee had approved a LTI program for FY’06-‘08. Under this program, executive officers are eligible to earn performance shares (“performance shares”). 70% of the initial grant of performance shares will be earned based upon total shareholder return over the three-year period (“TSR performance shares”), and 30% of the initial grant will be earned based upon the attainment of certain annual earnings per share goals (“EPS performance shares”).
TSR performance shares will be earned by comparing the Company’s total shareholder return (“TSR”) during the performance period from FY ’06 to FY ’08 with the respective TSRs of a group of companies consisting of the S&P Packaged Foods Group and Kraft Foods Inc. (collectively, the “comparator group”). Based upon the Company’s TSR ranking in the comparator group, a participant may earn from 0% to 200% of his or her initial grant of TSR performance shares. The awards will vest, to the extent performance objectives are satisfied, on September 30, 2008. A participant may earn interim awards of one third of the initial grant at the end of each of the first and second years of the three-year performance period if the Company’s cumulative TSR ranking is at or above the median of the comparator group as of the end of the first and second years, respectively. At the end of the three-year performance period, the greater of the aggregate interim awards or the award for the entire performance period will be paid. In order to receive any interim awards, a participant must continue to be employed by the Company through September 30, 2008. Named Executive Officers’ initial grants of TSR performance shares vary from 151% to 497% of base salary.
A participant may also earn, over the course of three years, a total number of shares ranging from 0% to 100% of the number of shares equal to his or her initial grant of EPS performance shares. Provided annual EPS goals are achieved, one-third of the initial grant of EPS performance shares will vest on September 30 in each of 2006, 2007 and 2008. Named Executive Officers’ initial grants of EPS performance shares vary from 65% to 213% of base salary.
If a participant voluntarily leaves the Company or is discharged for cause, any unvested performance shares will be forfeited. If, six months after the initial grant date, a participant is involuntarily terminated by the Company without cause, becomes totally disabled, or dies, the performance shares will vest as described above, but the number of performance shares will be prorated based upon the number of months of employment completed by the participant as of the end of the performance period. If a participant is eligible to retire under the Company’s pension plan and retires from the Company six months after the initial grant date, TSR performance shares will be prorated as described in the previous sentence, but the participant will be entitled to earn the total number of EPS performance shares. Vested performance shares will be

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distributed to participants whose employment has terminated prior to the completion of the performance period at the same time that they are distributed to all participants.
Salaries. The Committee approved the following annual salaries, effective October 1, 2005, for the named executive officers set forth in the 2004 proxy statement:

Named Executive Officer	Annual Salary
Douglas R. Conant	$1,100,000
Mark A. Sarvary	$615,000
Ellen O. Kaden	$517,500
Walter Bugno	$624,679
Robert A. Schiffner	$475,000
Mr. Conant’s previous annual salary of $950,000 has been the same since October 1, 2001. As of June 1, 2005, Mr. Doumani was no longer an executive officer of the Company.
Bonus Program for fiscal 2006. The Committee approved financial, marketplace, operational and strategic performance goals for fiscal year 2006 for the Annual Incentive Plan. In assessing performance against these goals, the Committee will consider a mix of quantitative and qualitative criteria. The quantitative measures in the financial area include net sales, earnings, marketing expenditures, working capital, free cash flow and return on invested capital. The quantitative measures in the marketplace area are consumption and market share changes. For the operational and strategic areas, progress toward achievement of major initiatives to deliver the Company’s annual Operating Plan and three-year Strategic Plan will be assessed. Bonus awards to each individual executive, within the limits of the total bonus pool approved by the Committee, will be based on individual performance and business unit performance, and can vary from zero to 175% of the individual’s target incentive amount. Named Executive Officers’ target incentive amounts vary from 70% to 175% of base salary.
Director Compensation for calendar 2006. The Company’s director compensation program is designed to deliver annual compensation at the median of a group of 13 food companies. The Governance Committee of the Company’s Board of Directors determines the median compensation target for the program. Director compensation is paid on a calendar year basis. Under the program, annual compensation is delivered 50% in stock options (based on the Black-Scholes valuation model and the mean between the high and low stock prices on the last trading day of each calendar year); 30% in Campbell stock (based on the closing stock price on the last trading day of each calendar year); and approximately 20% in cash (depending on meeting attendance fees). Directors may elect to receive additional stock options in lieu of the cash payments and/or annual stock grant. Directors may elect to defer all or a portion the cash payments and /or annual stock grant.

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In accordance with a Board resolution regarding director compensation, on September 22, 2005, the Governance Committee of the Board of Directors determined that median annual director compensation for calendar year 2006 should be approximately $160,000. The components of compensation other than options and stock, which are described above, are as follows:

Annual Retainer for Committee Chairs other than Audit Committee	$4,000
Annual Retainer for Audit Committee Chair	$10,000
Board Attendance Fee (per in-person meeting)	$1,250
Board Attendance Fee (per conference call meeting)	$625
Committee Attendance Fee (per in-person meeting)	$1,000
Committee Attendance Fee other than Audit Committee (per conference call meeting)	$500
Audit Committee Attendance Fee (per conference call meeting)	$1,000
In addition to the compensation described above, the Chairman of the Board receives an annual retainer of $450,000. The retainer is paid $225,000 in cash and $225,000 in stock options based upon the Black-Scholes valuation model and the stock price on the date of the grant. On September 22, 2005, the Chairman received 29,685 options with an exercise price of $29.28.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CAMPBELL SOUP COMPANY
          (Registrant)

Date: September 27, 2005	By:	/s/ Robert A. Schiffner
Robert A. Schiffner
Senior Vice President and Chief Financial Officer

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